EXHIBIT 99.1

General Employment Acquires Highly Profitable Denver IT Staffing & Solutions Company Access Data Consulting Corporation

Accretive Acquisition Adds Significant EBITDA & Revenue Plus Recruiting & Sales Talent in the Information Technology Staffing Services Sector & Expands Geographic Footprint in the West

NAPERVILLE, IL / ACCESSWIRE / October 5, 2015/ General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment") a provider of specialty staffing services and solutions today announced that it has acquired Denver-based Access Data Consulting Corporation (“Access Data”), a leading provider of information technology (“IT”) staff augmentation and consulting services. The acquisition is expected to be accretive to earnings per share and anticipated to generate significant earnings before interest, taxes, depreciation and amortization (EBITDA). Under the terms of the sale and purchase agreement, General Employment acquired one hundred percent (100%) of the Access Data common stock for a combination of consideration including cash, stock and seller financing and the corporation is now a wholly owned subsidiary of the Company. General Employment utilized cash from its follow on equity offering completed in late July of this year pursuant to its $75 million shelf registration plus a portion of the proceeds from a three year $4.2 million mezzanine debt financing put into place contemporaneously with the transaction to help fund a portion of the purchase price of Access Data and for future acquisitions. Additional terms of the transaction were not disclosed. Access Data had revenue of approximately $21 million and EBITDA of approximately $2.5 million for its fiscal year ended 2014 based on its audited financial statements.

Access Data Built on a Strong Foundation and Adds Outstanding Management Team Plus Experienced Recruiters and Sales Talent

Access Data Consulting Corporation was founded by William Daniel (“Dan”) Dampier and has been in business for over 25 years. The company provides higher-end IT consulting and IT contract staffing services including project management support to businesses regionally and throughout the U.S. from its office locations in the Denver Tech Center (“DTC” in Greenwood Village) and Colorado Springs. Dan presently serves as the Chief Executive Officer (CEO) and President and will continue leading Access Data as its President. He will also be assisting General Employment as a member of its senior leadership team with the execution of its overall strategic growth plan including expanding the Company’s breadth of higher margin IT services offerings, accelerating organic revenue growth and assisting in the evaluation of IT staffing and solutions acquisition candidates. Dan has grown Access Data into a premier IT staff augmentation and IT solutions organization over the course of 26 years and successfully managed the company through several recessions. He is a results oriented leader and is a computer science graduate from Louisiana State University (“LSU”) and has significant expertise in the technology field. Dan worked as a systems engineer early in his career and has advised and worked with the Chief Information Officer (“CIO”) and human resource manager (“HRM”) of many companies to provide solutions to meet their IT human resource and project staffing needs. In addition, Access Data brings an outstanding group of highly motivated and experienced recruiters and sales talent to General Employment. They will continue in their respective roles at the company and will be supported by additional recruiters and sales professionals to help fuel organic growth.

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Acquisition Expected to Greatly Enhance Profitability of General Employment With High Gross and EBITDA Margins and Attractive Bill Rates

The Access Data acquisition is expected to be accretive to the Company's earnings per share and is projected to generate significant future earnings before interest, taxes, depreciation and amortization (EBITDA) and be additive to revenue with anticipated continued top-line strong growth prospects. The company has historically recorded large gross spreads and high gross margins through its focus on providing highly specialized, hard to find and in demand IT resources and its expertise in delivering high end IT project support to customers all of which resulted in higher average bill rates for the organization. Additionally, if General Employment has taxable income post acquisition, it may realize future cash tax savings over the next fifteen (15) years from the stock purchase being treated as an asset sale through an anticipated election by the Company under Section 338 (h) 10 of the Internal Revenue Code. General Employment expects that the outstanding historical financial performance of Access Data will continue post acquisition and anticipates that its growth will accelerate under the combined leadership team and through the additional support provided by the Company.

Access Data Acquisition Brings Additional Human Capital Resources to the Company, Increases Its Breadth and Depth of IT Service Offerings Plus Expands General Employment's Geographic Footprint into the West with Denver as a Launching Pad

Access Data has been focused on IT staffing and IT project solutions exclusively for over 25 years and provides IT personnel that cover the entire project life cycle, including business/systems analysis, program management, project management, architecture, design, development, testing, maintenance, and operational support. Additionally, Access Data provides a diversified staff of information technology professionals to design, develop, maintain, and support IT systems for a wide range of clients including a large number of Fortune 500 clients. Access Data has developed some of the largest mission-critical applications found in the marketplace, and has significant vertical expertise in cable, telecom, health care, education, finance and government. The depth of service offerings and geographic location of Access Data will assist General Employment in driving growth and expansion in the west and throughout the U.S.

Access Data Acquisition Adds Significant expertise to General Employment in a large number of highly specialized and advanced technologies.

The following is a list of areas of expertise in which Access Data staffs: Application Development, System Architecture/Design, Business Analysis, System Analysis, Program Management, Project Management, IOS Development, Android Development, Oracle Development/Administration, SQL Server Development/Administration, Data warehouse Design/Architecture, Data warehouse Administration, Java Development, C#/. NET Development, UX/UI Design/Development, JavaScript Development, System Administration, Manual System Testing, Automated System Testing, Network Engineering/Administration, Technical Writing, Configuration Management, Application Deployment, Application/Production Support.

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Management Comments

“It is very exciting to be part of a company with explosive growth potential like General Employment. CEO Derek Dewan has a winning business model and a proven track record of success. His incredible building of the publicly traded MPS Group through organic growth and strategic acquisitions led me to explore further the opportunity to join the Company. Our team looks forward to working with a proven IT staffing and solutions visionary like Derek and replicating the success he achieved creating a global staffing giant,” said Dan Dampier, President of Access Data.

Chairman and CEO of General Employment, Derek Dewan, commented, “We are pleased to announce this exciting and accretive acquisition. Access Data led by Dan Dampier exemplifies the ideal information technology staffing company providing human capital solutions in a number of technical areas that are in high demand. By acquiring Access Data, the Company is able to expand its geographic footprint into the mountain-west market and increase it service capability nationwide. In addition, we are fortunate that he brings a dedicated and seasoned recruiting and sales team to our Company who has significant expertise across a broad spectrum of IT staffing services. The recruiting processes, sales methodology and performance measurement program in place at Access Data are superb. The acquisition also fits within our strategic growth strategy, which includes expansion of our IT staff augmentation and solutions presence into key markets where there is significant spending for IT staffing services. We are growing our Company's geographic footprint to better serve our national clients in more key markets with a broader and deeper breadth of IT service offerings. We welcome the entire Access Data team to the General Employment family and are delighted that they will assist the Company in achieving its goals while advancing their careers."

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Agile Resources, Ashley Ellis, Triad and Omni-One. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

General Employment Enterprises, Inc.
Andrew J. Norstrud, 813.803.8275
invest@genp.com

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